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PEOPLESUPPORT                 CORPORATE HEADQUARTERS 1100 GLENDON AVE, 14  FLOOR
[ILLEGIBLE]                                        LOS ANGELES, CALIFORNIA 90024
                                                   T 310.824.6200 F 310.824.6299
           HEADQUARTERS   AMERICAS   EUROPE   ASIA         WWW.PEOPLESUPPORT.COM

                                                                    EXHIBIT 10.6

                                  May 20, 2002

Caroline Rook
1906 Canal Pointe
Little Rock, AR 72202

Dear Caroline:

It is my pleasure to offer you the position of Chief Financial Officer with PEOPLESUPPORT, INC. ("the Company"), reporting to Lance Rosenzweig, CEO. Please note that this offer letter is subject to final reference checking and approval of the PeopleSupport Board of Directors. In the role of CFO you will be based in Los Angeles and your primary responsibilities will include, but are not limited to, all aspects of the management of the global financial function. We anticipate occasional travel. This letter will confirm all terms of your offer of employment with PeopleSupport. Such terms are as follows:

1. COMPENSATION: In consideration of your services, you will be paid a base salary of $6,730.77 per pay period, (annualized salary of $175,000.00) payable bi-weekly in accordance with the Company's standard payroll practices. You will be eligible for future wage increases, at the discretion of the CEO. In addition to your base salary, you will be included for full participation in the Management Incentive Plan (MIP), which is currently being developed by the Board of Directors. Please be advised, however, that because the MIP has not been developed and/or approved by the Board of Directors and Shareholders of the Company, the terms of the MIP are subject to change or may not be adopted at all. I am also pleased to advise you that you will be given an allowance of up to $10,000 for relocation expenses, to be reimbursed through standard expense reporting procedures. In the event you voluntarily sever the employment relationship within 12 months from your date of hire, the relocation reimbursement is recoverable by the company at a pro-rated amount.

2. BENEFITS: You will be entitled to receive employee benefits made available by the Company to similarly situated employees to the extent of your eligibility. The details of our benefit program will be discussed in our Orientation
Program. Eligibility for health insurance benefits begins immediately from the date of full time employment. As an executive of the Company, your medical and dental benefit will be provided at no cost to you.

3. STOCK OPTIONS: The Company currently has a Stock Option Plan. Subject to approval by the Board of Directors, you will be granted an option to purchase 250,000 shares of common stock of the Company. The Stock Option Agreement, including the terms of

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vesting and exercising, will be sent to you separately. As an executive of the
Company, your stock option agreement will contain a change of control provision.

4. CHANGE OF CONTROL: If there is a Change in Control and your employment is terminated without Cause in connection with or within six months after the Change in Control, the Company will provide you with six (6) months base salary continuation, payable bi-weekly in accordance with the Company's standard payroll practices.

"Change in Control" means any of the following:

         (1) The merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not subsidiaries (a "Business Combination"), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the reorganization are, or will be, owned, directly or indirectly, in substantially the same proportions, by stockholders of the Company immediately before the Business Combination; (B) no person (excluding the Successor Entity or an Excluded Person) beneficially owns, directly or indirectly, more than 20% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and
             (C) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board of Directors at the time of the execution of the initial agreement or of the action of the Board of Directors approving the Business Combination.

             For purposes of this definition, the stockholders before and after the Business Combination shall be determined on the presumptions that (i) there is no change in the record ownership of the Company's securities from the record date for such approval until the consummation of the Business Combination; and (ii) record owners, other than affiliates of the Company, securities of the Company hold no securities of the other parties to such reorganization.

             For purposes of this definition the term "Excluded Person" means
             (i) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), (ii) any person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 10% of the outstanding Shares of Common Stock at the time of the Change of Control (or an affiliate, suceessor, heir, descendant or related party of or to any such person), (iii) the Company, or (iv) an employee

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             benefit plan (or related trust) sponsored or maintained by the
             Company or the Successor Entity.

         (2) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or (D) an acquisition by any entity pursuant to a transaction which is expressly excluded under paragraph (1) above.

             "Cause" means: (1) conviction of a felony involving moral turpitude; (2) commission of any act of criminal fraud, misappropriation of funds or embezzlement in connection with your employment by the Company or a subsidiary; or (3) breach of any material provision of any employment agreement between you and the Company or a subsidiary.

5. CONFIDENTIAL INFORMATION: You agree that you will execute the Company's Proprietary Information and Inventions Agreement, which is enclosed. You further agree that, at all times during the term of your employment and thereafter, you will abide by the terms of that agreement.

6. TERM OF EMPLOYMENT: PeopleSupport is an "at-will employer. That means that both employees and the Company have the right to terminate employment at any time, with or without advance notice, and with or without cause. Employees also may be demoted or disciplined and the terms of their employment may be altered at any time, with or without cause, at the discretion of the Company. No one other than an officer of the Company has the authority to alter this arrangement, to enter into an agreement for employment for a specified period of time, or to make any agreement contrary to this, policy and any such agreement must be in writing and must be signed by an officer of the Company and by the affected employee. You acknowledge that your employment with the Company is for an unspecified duration that constitutes at-will employment, and that either you or the Company can terminate this relationship at any time, with or without cause.

7. ELIGIBILITY TO WORK: This offer is contingent upon: Your ability to show proof of your identity and legal right to work in the United States as required by the U.S. Immigration and Naturalization Service (INS). Therefore, on your first day of employment you will be asked to provide proof of your identity as well as your legal right to work in the United

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States. In most cases, a United States Passport or a driver's license showing a photo of yourself, and a Social Security Card (which does not restrict your employment) will satisfy the INS regulations. In addition, your social security card will be required in order to add you to our payroll system. PLEASE BRING THIS IDENTIFICATION WITH YOU ON YOUR FIRST DAY OF EMPLOYMENT.

This offer letter and the agreements it references set forth the entire understanding between you and PeopleSupport. By your signature below you acknowledge that there are no oral or written agreements, obligations or representations, express or implied, relating in any way to your employment with PeopleSupport, including your compensation by PeopleSupport and/or termination of employment with PeopleSupport, except as set forth in this offer letter and the agreements it references.

PeopleSupport is an organization that is building an outstanding reputation for exciting, innovative, unified customer care. Credit for this goes to every one of our employees. We look forward to you accepting our offer and becoming part of the PeopleSupport team. Please acknowledge and confirm your acceptance of this offer by May 24, 2002 at which point the offer will expire. You can accept by signing and returning this letter and the enclosed Proprietary Information and Inventions Agreement. A copy of this letter has been provided for your records. If you have any questions about this offer letter, please call me at 310 824-6022 or Patti Sarro, VP of Global Human Resources, at 310 824-6205.

Sincerely yours,

PEOPLESUPPORT, INC.

/s/ Lance Rosenzweig
--------------------------
Lance Rosenzweig
Chief Executive Officer

Acceptance:

I accept the terms of my employment with the Company as set forth herein. I understand that this offer letter does not constitute a contract of employment for any specified period

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of time, and that my employment relationship may be terminated by either party, with or without notice and with or without cause.

Signature:                      /s/ Caroline Rook
                                ----------------------------------
                                Caroline Rook

Signature Date:                              5/22/2002

Anticipated Start Date:                      No later than 6-17-02 CR as
                                             discovered with Lance Rosenzweig
                                             on 5/21/2002

Enclosures: Copy of offer letter
            Proprietary Information and Inventions Agreement

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